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                                                                   EXHIBIT 10.27


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT ("Security Agreement"), dated as of the 26th day of May, 1998, is made by TMBR/Sharp Drilling, Inc., a Texas corporation, with its principal offices at 4607 West Industrial Blvd., Midland, Texas 79703, in favor of Norwest Bank Texas, N.A., a national banking association with banking quarters at 500 West Texas Ave., Suite 400, Midland, Texas 79701.

         WHEREAS, TMBR/Sharp Drilling, Inc. and Norwest Bank Texas, N.A. executed that certain First Amended and Restated Loan Agreement dated of even date herewith (which, together with all amendments and supplements thereto, is herein called the "Loan Agreement") pursuant to which Norwest Bank Texas, N.A. agreed, subject to certain terms and conditions therein stated, to make loans to TMBR/Sharp Drilling, Inc. as provided in the Loan Agreement; and

         WHEREAS, Norwest Bank Texas, N.A. has conditioned its obligations under the Loan Agreement upon the execution and delivery by TMBR/Sharp Drilling, Inc. of this Security Agreement, and TMBR/Sharp Drilling, Inc., Inc. has agreed to make and deliver this Security Agreement.

         NOW, THEREFORE, (i) in compliance with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TMBR/Sharp Drilling, Inc. and Norwest Bank Texas, N.A. agree as follows:

SECTION 1. DEFINITIONS

         Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

         (a) "Accounts" means all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Debtor (including under any tradenames, styles or division thereof) whether arising out of goods sold or leased by it or services rendered by it or from any other transaction, whether or not the same involve the sale of goods or performance of services by Debtor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the UCC) and all of Debtor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights) and all moneys due or to become due to Debtor under all contracts for the sale of goods and/or the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

         (b) "Chattel Paper" has the meaning assigned in Section 9-105 of the UCC.

         (c) "Contracts" means the contracts between any person and Debtor, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Debtor to damages arising out of, or from, breach or default in respect thereof and (iii) all rights of Debtor to perform and to exercise all remedies thereunder.

         (d) "Debtor" is TMBR/Sharp Drilling, Inc., a Texas corporation.

         (e) "Documents" has the meaning assigned in Section 9-105 of the UCC.


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         (f) "Equipment" means the drilling rigs, drill pipe and equipment described on Exhibit A attached hereto, and all other machinery, drill pipe and equipment, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, and all other equipment as defined in Section 9-109(2) of the UCC.

         (g) "General Intangibles" has the meaning assigned in Section 9-106 of the UCC.

         (h) "Instrument" has the meaning assigned in Section 9-105 of the UCC.

         (i) "Inventory" means at any time all inventory of raw materials, work in process, finished goods and merchandise then owned by Debtor and held for sale, lease or other disposition or consumption in the ordinary course of business of the Debtor.

         (j) "Obligation" means the Note and all other present and future indebtedness, obligations and liabilities, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Secured Party by Debtor arising from, by virtue of, or pursuant to the Loan Agreement or any other Loan Document, or otherwise, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Secured Party, owed to some other person.

         (k) "Proceeds" means all "proceeds" as such term is defined in Section 9-306(a) of the UCC and, in any event, shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, and (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority).

         (l) "Secured Party" is Norwest Bank Texas, N.A., a national banking association.

         (m) "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

SECTION 2. GRANT OF SECURITY INTEREST

         As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligation, the Debtor hereby grants to the Secured Party a security interest and Lien in all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (i)      all Accounts;

                  (ii)     all Chattel Paper;

                  (iii)    all Contracts;

                  (iv)     all Documents;


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                  (v)      all Equipment;

                  (vi)     all General Intangibles;

                  (vii)    all Instruments;

                  (viii)   all Inventory;

                  (ix)     all Proceeds; and

                  (x) all present and future increases, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for all or any part of the foregoing.


SECTION 3. DEBTOR'S REPRESENTATIONS AND WARRANTIES

         The Debtor hereby represents and warrants that:

         (a) Title; No Other Liens. Except for the Lien granted to the Secured Party for the benefit of the Secured Party pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Loan Agreement, the Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Secured Party, for the benefit of the Secured Party, and (ii) such as may have been filed by third parties to perfect Liens permitted by the Loan Agreement.

         (b) Perfected First Priority Liens. The Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Secured Party, which are prior to all other Liens on the Collateral created by the Debtor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Debtor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

         (c) Accounts. The amount represented by the Debtor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Debtor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party. Debtor's Accounts arose in the ordinary course of Debtor's business from the performance of services that Debtor has fully and satisfactorily performed or from the sale or lease of goods in which Debtor had sole and complete ownership. No such Account is subject to discount, counterclaim or defense (other than discount for prompt payment as shown on the invoices).

         (d) Use and Protection of Collateral. The Collateral will be used for business purposes only.

         (e) Debtor's Address and Location of Collateral. Debtor's chief executive office/chief place of business is located at 4607 West Industrial Blvd., Midland, Texas 79703. The Collateral will remain in Debtor's possession or control at all times (at Debtor's risk of loss) and will be kept at the locations described on Exhibit B hereto, except that the drilling rigs and related equipment will from time to time be at various well location sites throughout the States of Texas and New Mexico and may be "stacked" from time to time at locations other than as described on Exhibit B. Debtor will, upon request by the Secured Party, furnish schedules showing the location of all of the Debtor's drilling rigs at such times and as often as the Secured Party shall request.


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         (f) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

         (g) Consents. No consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Account and each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account or Contract to any material adverse limitation, either specific or general in nature. Neither the Debtor nor (to the best knowledge of the Debtor) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Debtor has fully performed all its obligations under each Contract. The right, title and interest of the Debtor in, to and under each Account or Contract are not subject to any defense, offset, counterclaim, or claim which would materially adversely affect the value of such Account or Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Debtor as to any of the foregoing. Upon request by the Secured Party, Debtor will deliver to the Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No account payable to the Debtor under or in connection with any Account or Contract is evidenced by any Instrument which has not been delivered to the Secured Party.

         (h) Power and Authority; Authorization. The Debtor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Liens on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate and other action to authorize its execution, delivery and performance of, and grant of the Liens on the Collateral pursuant to, this Security Agreement.

         (i) Enforceability. This Security Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         (j) No Conflict. The execution, delivery and performance of this Security Agreement will not violate or constitute a default under (i) any provision of any agreement to which Debtor is a party or by which any of its assets may be bound or subject to, or (ii) the articles of incorporation or by-laws of the Debtor, and (iii) will not result in the creation or imposition of any Lien on any of the properties or revenues of the Debtor except as contemplated hereby.

         (k) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor or Affiliate of the Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

         (l) No Litigation. Except as disclosed in the Loan Agreement, no litigation, investigation or proceeding of or before any Governmental Authority is pending or, to the knowledge of the Debtor, threatened by or against the Debtor or against any of its properties or revenues.

SECTION 4. DEBTOR'S COVENANTS

         The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:


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         (a) Principal Obligation. Debtor shall pay the Obligation in accordance with the terms thereof and shall otherwise perform all covenants and agreements of Debtor contained in the Loan Agreement, this Security Agreement and in all other Loan Documents.

         (b) Debtor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreements giving rise to each such Account or Contract in accordance with and pursuant to the terms and provisions of each such Contract or agreement giving rise to an Account.

         (c) Costs. Debtor shall pay Secured Party on demand every expense (including reasonable attorney's fees and other legal expenses) incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies under this Security Agreement, plus interest thereon at a rate per annum 2% above the Base Rate on each such amount commencing on the date notice of such expenses is given to Debtor by Secured Party until paid by Debtor.

         (d) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby and, if any certificate of title exists for any of the Collateral, Debtor will cause Secured Party's interest to be properly noted thereon. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

         (e) Indemnification. The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

         (f) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the further security of the Secured Party, the Secured Party shall have a security interest in all of the Debtor's books and records pertaining to the Collateral, and the Debtor shall turn over any such books and records to the


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Secured Party or to its representatives during normal business hours at the request of the Secured Party.

         (g) Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Party, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

         (h) Compliance with Laws, etc. The Debtor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Debtor's businesses; provided, however, that the Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party's rights or the priority of its Liens on the Collateral.

         (i) Compliance with Terms of Contracts, etc. The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral.

         (j) Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor's books in accordance with generally accepted accounting principles.

         (k) Limitation on Liens on Collateral. The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Loan Agreement, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all persons whomsoever.

         (l) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except to the extent permitted in the Loan Agreement.

         (m) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

         (n) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Debtor over a period of time, the Debtor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.


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         (o) Maintenance of Equipment. The Debtor will maintain each item of
Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

         (p) Maintenance of Insurance. The Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Debtor and the Secured Party against liability for personal injury and property damage relating to such Inventory, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Debtor and the Secured Party as its interests may appear. All such insurance shall (i) contain a breach of warranty clause in favor of the Secured Party, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof, (iii) name the Secured Party as insured party and (iv) be reasonably satisfactory in all other respects to the Secured Party. The Debtor shall deliver to the Secured Party a report of a reputable insurance broker or agent with respect to such insurance during a month specified by the Secured Party in its discretion in each calendar year and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request. Secured Party may apply any Proceeds of such insurance that it may receive in payment on account of any Obligation secured by this Security Agreement, whether due or not. Notwithstanding anything in this Section 4(p) to the contrary, Debtor may, but shall not be required to, maintain insurance covering its drilling rigs.

         (q) Further Identification of Collateral. The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

         (r) Notices. The Debtor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

         (s) Changes in Locations, Name. etc. The Debtor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3, (ii) permit any of the Collateral to be kept at a location other than those listed on Exhibit B hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become misleading.

         (t) Vehicles. The Debtor will maintain each of its vehicles in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. No vehicle shall be removed from the state which has issued the certificate of title therefor for a period in excess of 30 days. Within 30 days after written request by the Secured Party, Debtor shall take all such action and execute and deliver to the Secured Party all such documents, certificates, agreements or other instruments as may be necessary and effective to grant and convey to the Secured Party Liens on such of the Debtor's vehicles as Secured Party shall request and all certificates of title indicating the Secured Party's Lien on the vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Secured Party shall deem advisable to perfect its Liens on the vehicles.

SECTION 5. PERFORMANCE BY SECURED PARTY OF DEBTOR'S AGREEMENTS

         If the Debtor fails to perform or comply with any of the agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Base Rate, shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured hereby.

SECTION 6. SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT

         (a) Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

                  (1) in the case of any Account, at any time when the authority of the Debtor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 9(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Debtor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

                  (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

                  (3) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (b) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do , at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.

                  The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.


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


         (b) Other Powers. The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Sections 6(a) and 9(d), any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

SECTION 7. PROCEEDS

         In addition to the rights of the Secured Party specified in Section 9 with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (i) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor, in trust for the Secured Party, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Party in the exact form received by the Debtor (duly indorsed by the Debtor to the Secured Party), and (ii) any and all such Proceeds received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party for the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations (whether matured or unmatured), such application to be in such order as the Secured Party shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

SECTION 8. EVENTS OF DEFAULT

         If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an "Event of Default" shall be deemed to have occurred hereunder and with respect to all of the Obligation, unless waived in writing by Secured Party:

                  (a) default shall be made in the payment when due of any installment of principal or interest on the Note or any other Obligation; or

                  (b) any representation or warranty made by the Debtor herein, or by the Debtor or any other Person in the Loan Agreement, or in any other Loan Document furnished to the Secured Party pursuant to or under this Security Agreement, the Loan Agreement or any other Loan Document, proves to have been incorrect in any material respect as of the date when made or deemed made and shall continue unremedied for a period of 30 days after the earlier of (i) the Debtor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Debtor; or

                  (c) default shall be made by the Debtor in the due observance or performance of any of the covenants or agreements contained in Articles 4 and 5 of the Loan Agreement, and in the case of default under Article 4 thereof, such default continues unremedied for a period of 30 days after the earlier of (i) the Debtor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Debtor; or

                  (d) default is made in the due observance or performance by Debtor of any covenant, condition or agreement contained in this Security Agreement or in any other Security Instrument, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under this Security Agreement or any such other Security Instrument; or

                  (e) an involuntary case or other proceeding shall be commenced against Debtor which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against Debtor shall be entered in any such case under the Federal Bankruptcy Code; or

                  (f) Debtor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing; or

                  (g) Debtor discontinues its usual business; or

                  (h) Debtor shall default in any payment of principal of or interest on any Indebtedness (other than to the Secured Party) in excess of $250,000.00 in outstanding principal amount beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement or instrument under or by which any such Indebtedness is created, evidenced or secured if the effect of such default is to cause such obligation to become due before its stated maturity or to permit the holder(s) of such obligation or the trustee(s) under any such agreement or instrument to cause such obligation to become due prior to its stated maturity, whether or not such default or failure to perform should be waived by the holder(s) of such obligation or such trustee(s); or

                  (i) Debtor shall fail within 30 days after date of entry to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000.00 that is not otherwise being satisfied in accordance with its terms and is not stayed on appeal or otherwise being appropriately contested in good faith; or

                  (j) any Security Instrument, including this Security Agreement, after delivery thereof shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or cease to create a valid and perfected Lien of the priority required thereby or hereby on any of the Collateral purported to be covered thereby or hereby, or Debtor or any other Person who may have granted or purported to grant such Lien shall so state in writing; or

                  (k) the occurrence of any change or event which has a Material Adverse Effect.

SECTION 9. SECURED PARTY'S RIGHTS, REMEDIES AND POWERS

         (a) Analysis of Accounts. The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor shall furnish all such assistance and information as the Secured Party may require in connection therewith. At any time and from time to time, upon the Secured Party's request and at the expense of the Debtor, the Debtor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

         (b) Notice to Account Debtors and Contracting Parties. The Secured Party may at any time, and upon the request of the Secured Party at any time, the Debtor shall, notify account debtors of the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. The Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

         (c) Collections on Accounts and Contracts. The Secured Party hereby authorizes the Debtor to collect the Accounts and Contracts, subject to the Secured Party's direction and control, and the Secured Party may curtail or terminate said authority at any time. If required by the Secured Party at any time, any payments of Accounts and Contracts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly indorsed by the Debtor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Party only, as provided in this Security Agreement, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor. All Proceeds while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in this Security Agreement. At such intervals as may be agreed upon by the Debtor and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party's election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Debtor or to whomsoever may be lawfully entitled to receive the same. At the Secured Party's request, the Debtor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts.

         (d) Remedies; Acceleration of Maturity of Obligation; Repossession and Sale of Collateral. At any time after an Event of Default occurs, Secured Party may declare every Obligation immediately due and payable and may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Loan Agreement and in any of the other Loan Documents securing, evidencing or relating to the Obligation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Debtor, which right or equity is hereby waived or released. The Debtor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

         (e) Right of Setoff. In addition to the security interest and Lien herein described, Debtor expressly recognizes and grants Secured Party upon the occurrence of an Event of Default the right of setoff with respect to any money, checks, certificates of deposit or instruments deposited with Secured Party, whether in general or special deposits, which right may be exercised concurrently with or separately from any and all other rights of Secured Party against Debtor.


SECTION 10. LIMITATIONS ON SECURED PARTY'S DUTIES AND OBLIGATIONS

         (a) Limitations on Secured Party's Obligations Under Accounts and Contracts. The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor thereof under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (b) Limitation on Duties Regarding Preservation of Collateral. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to use reasonable care. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

         (c) No Duty on the Part of Secured Party. The powers conferred on the Secured Party under this Security Agreement are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor or its officers, directors, employees, stockholders or agents for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 11. GENERAL PROVISIONS

         (a) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

         (b) Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (c) Additional Definitions. The term "Debtor" as used in this Security Agreement is to be construed as singular or plural to correspond with the number of persons executing this instrument as Debtor. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require. "Secured Party" and "Debtor" as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, custodians, and assigns of those parties.

         (d) Captions. The section and paragraph headings appearing in this instrument were inserted for convenience only and are not to be given any substantive meaning or significance in construing this Security Agreement.

         (e) Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Secured Party and its successors and assigns.

         (f) No Waiver; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11(e) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         (g) GOVERNING LAW. THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ANY OF THE COLLATERAL SITUATED IN ANY OTHER STATE MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATE.

         (h) Renewal, Extension or Rearrangement. All provisions of this Security Agreement and of any other Loan Document relating to the Note or other Obligations shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligation originally represented by the Note or any part of such other Obligation.

         (i) Assignment. Secured Party may from time to time assign this Security Agreement, Secured Party's rights under this Security Agreement, or all or any of the Obligation. In any such case, the assignee will be entitled to all rights, privileges, and remedies granted in this Security

Agreement to Secured Party, and Debtor will not assert against the assignee any claims or defenses Debtor may have against Secured Party (except those granted in this Security Agreement).

         (j) Notices. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the person to which it is being given at such person's address or transmission number set forth in this Security Agreement and shall be effective (a) in the case of mail, two days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Debtor may change its address and transmission number by written notice to the Secured Party, and the Secured Party may change its address and transmission number by written notice to the Debtor.

         (k) Prior Security Agreements. This Security Agreement amends and restates in its entirety, and renews, extends and carries forward the Liens and security interests created by, the Security Agreement, dated as of January 16, 1996, executed and delivered by the Debtor to the Secured Party in connection with the Prior Notes.

         EXECUTED the date first above written, in Midland County, Texas.


                                   SECURED PARTY

                                   NORWEST BANK TEXAS, N.A.


                                   By: /s/ Mark D. McKinney
                                       ---------------------------------------
                                       Mark D. McKinney, Senior Vice President


                                   Facsimile Transmission Number for
                                   Notice:  (915) 688-8679

                                   DEBTOR

                                   TMBR/SHARP DRILLING, INC.



                                   By: /s/ Thomas C. Brown
                                       ---------------------------------------
                                       Thomas C. Brown, Chairman of the
                                       Board of Directors and Chief
                                       Executive Officer

                                   Facsimile Transmission Number for
                                   Notice: (915) 699-5828

                                   EXHIBIT "A"
                              TO SECURITY AGREEMENT









  [This Exhibit A consists of 28 pages of drilling rigs and related equipment]

                                   EXHIBIT "B"
                              TO SECURITY AGREEMENT


                             LOCATIONS OF COLLATERAL


Headquarters and Midland Yard:

         4607 West Industrial Blvd.
         Midland, Texas  79703


Other Yard Locations:

         8700 Sprague
         Odessa, Texas  79764

                   RENEWAL AND EXTENSION OF SECURITY AGREEMENT

         This Renewal and Extension of Security Agreement, dated as of the 26th day of June, 2000, is made by TMBR/Sharp Drilling, Inc., a Texas corporation, ("TMBR/Sharp") with its principal offices at 4607 West Industrial Blvd., Midland, Texas 79703, in favor of Wells Fargo Bank Texas, N.A., a national banking association, (the "Bank") (formerly Norwest Bank Texas, N.A.), with banking quarters at 500 West Texas Avenue, Suite 400, Midland, Texas 79701.

         WHEREAS, TMBR/Sharp and the Bank have executed that certain Second Amended and Restated Loan Agreement dated June 26, 2000, (which, together with all amendments and supplements thereto, is herein called the "Loan Agreement") pursuant to which the Bank agreed, subject to certain terms and conditions therein stated, to make loans to TMBR/Sharp as provided in the Loan Agreement; and

         WHEREAS, TMBR/Sharp and Norwest Bank Texas, N.A. previously executed a Security Agreement dated May 26, 1998, (the "Security Agreement") covering accounts, chattel paper, contracts, documents, equipment, general intangibles, instruments, inventory, proceeds, and increases, which served as collateral for prior loans from Norwest Bank Texas, N.A. to TMBR/Sharp Drilling, Inc.

         WHEREAS, the Bank has conditioned its obligations under the Loan Agreement upon the execution and delivery by TMBR/Sharp of this Renewal and Extension of Security Agreement which renews and extends the Security Agreement dated May 26, 1998, and TMBR/Sharp has agreed to make and deliver this Renewal and Extension of Security Agreement.

         NOW THEREFORE, (i) in compliance with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TMBR/Sharp and the Bank agree as follows:

         1. The beneficiary of the Security Agreement shall be Wells Fargo Bank Texas, N.A., which was formerly Norwest Bank Texas, N.A.

         2. All collateral under the Security Agreement continues to be owned by TMBR/Sharp Drilling, Inc., and continues to be pledged to the Bank to secure TMBR/Sharp's indebtedness to the Bank.

         3. Should the Bank require it, TMBR/Sharp will execute any additional documents needed evidencing the renewal and extension of the security interest of the Bank in the collateral pledged under the Security Agreement.

         4. All provisions of the Security Agreement dated May 26, 1998, not modified hereby, shall remain in full force and effect as security for the Promissory Note executed by TMBR/Sharp dated June 26, 2000, as well as for any renewals or extensions of said Note, or any additional loans to TMBR/Sharp by the Bank.

         Signed this 13th day of July, 2000, to be effective June 26, 2000.

                                       TMBR/SHARP DRILLING, INC.


                                       By: /s/ Thomas C. Brown
                                           -------------------------------
                                           Thomas C. Brown, Chairman of the
                                           Board of Directors and Chief
                                           Executive Officer


                                       WELLS FARGO BANK TEXAS, N.A.


                                       By: /s/ Dale S. Gravelle
                                           ------------------------------------
                                           Dale S. Gravelle, Vice President